BGSF, Inc. Announces Second Quarter 2021 Financial Results
and 27th Consecutive Dividend

PLANO, Texas – (August 5, 2021) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its second quarter ended June 27, 2021.

The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable on August 23, 2021 to all shareholders of record as of the close of business on August 16, 2021. This marks the 27th consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 4.1%.

Q2 2021 Highlights:
•Revenues were $74.4 million, up 18.8% from 2020
•Gross profit was $21.8 million, an increase of 28.9% from 2020, while gross margin increased 2.3% to 29.3% in 2021
•Net income was $3.4 million or $0.33 per diluted share, vs. net loss of $4.8 million or negative $0.47 per diluted share in 2020
•Adjusted EPS1 was $0.33, up from $0.16 in 2020
•Adjusted EBITDA1 was $4.8 million (6.4% of revenues), vs. $3.3 million (5.2% of revenues) in 2020
Six Month 2021 Highlights:
•Revenues were $142.1 million, up 4.0% from 2020
•Gross profit was $40.6 million, an increase of 9.2% from 2020, while gross margin increased 1.4% to 28.6% in 2021
•Net income was $4.2 million or $0.40 per diluted share, vs. net loss of $3.3 million or negative $0.32 per diluted share in 2020
•Adjusted EPS1 was $0.49, down from $0.51 in 2020
•Adjusted EBITDA1 was $7.7 million (5.4% of revenues), vs. $8.5 million (6.2% of revenues) in 2020

“I am very pleased with our second quarter and our overall first half 2021 results, which generally improved both sequentially and on a year-over-year basis. Our operational restructuring executed last year combined with our continuous improvement strategy are driving improved financial results. Industry outlook remains strong for each of our segments, and as we continue to progress coming out of the Covid-19 pandemic, we remain optimistic about our ability to deliver growth and profitability for the reminder of the year,” said Beth A. Garvey, President and CEO.

1Non-GAAP financial measure. See reconciliation at end for details.

“Operationally, the Real Estate segment is beginning to recover. Our teams have returned to the office on a hybrid basis and are executing several market relaunches and focusing on capturing pent-up demand. I expect this process to be positive overall but anticipate some lumpiness as we phase in new markets and manage through the labor environment during the remainder of the year. Our Professional segment performed well with the IT Consulting brands largely leading the way. The acquisition of Momentum Solutionz earlier this year has brought benefits as new client introductions have taken place, and we are executing on new service opportunities and building a strong pipeline through cross-selling and strategic customer engagements. Light Industrial continued to show strong growth and demand remains high although we are still managing through industry-wide labor shortages. As always, we remain actively focused on pursuing new and innovative ways to attract and retain talent as the demand outlook recovers across our business segments. Lastly, the M&A landscape has started to slow as valuations continue to increase, but we expect to see a resurgence in activity in the second half of the year.”

Conference Call
Interested participants may dial 833-316-0561 (U.S. callers), 412-317-5735 (international callers) or 866-605-3852 (Canada callers) and ask for the BGSF call at 4:30 p.m. ET on August 5, 2021. A replay of the call will be available one hour after the call ends through August 12, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers), or 855-669-9658 (Canada callers) and reference PIN Number 10158602. The live webcast and archived replay are accessible at the investor relations section of the Company's website at www.bgsf.com.

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 70th largest U.S. staffing company and the 50th largest IT staffing firm in the 2020 updates. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the

Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgsf.com 214.442.0016

Source: BGSF, Inc.

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income (loss), balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss), net income (loss) per diluted share, operating income (loss), or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as impairment losses, the gain on contingent consideration and share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(dollars in thousands)
Net income (loss)	$3,443	$(4,829)	$4,155	$(3,330)
Interest expense, net	219	430	595	886
Income tax expense (benefit)	657	(1,685)	800	(983)
Depreciation and amortization	891	1,444	1,750	2,859
Impairment losses	—	7,240	—	7,240
Gain on contingent consideration	(1,195)	—	(1,195)	—
Share-based compensation	225	193	461	386
Transaction fees	19	48	155	590
IT roadmap	508	432	931	891
Adjusted EBITDA	$4,767	$3,273	$7,652	$8,539

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Net income (loss) per diluted share	$0.33	$(0.47)	$0.40	$(0.32)
Acquisition amortization	0.06	0.11	0.12	0.22
Gain on contingent consideration	(0.11)	—	(0.11)	—
Impairment losses	—	0.70	—	0.70
Transaction fees	—	—	0.01	0.06
IT roadmap	0.05	0.04	0.09	0.09
Income tax (benefit) expense adjustment	—	(0.22)	(0.02)	(0.24)
Adjusted EPS	$0.33	$0.16	$0.49	$0.51